UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 9, 2006

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

333-88242

34-1959351

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado		80401
(Address of principal executive offices)

Registrant’s telephone number, including area code     303-215-5200

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02              RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 9, 2006, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1. That press release also announced that it has engaged two investment banks with a view to refinancing its present indebtedness and expanding its credit facilities. The Company expects to replace its $148 million 11 7/8% Senior Secured Notes due 2009 and its $19 million subordinated indebtedness with a combined facility featuring a term loan, revolving line and senior unsecured notes. The combined facility would also enable the Company to complete pending acquisitions and meet certain other corporate commitments. The Company expects to have these new facilities in place before the end of the second quarter of 2006.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

Exhibit No.	Description

99.1

Jacobs Entertainment, Inc. press release dated May 9, 2006, reporting its financial results for the first quarter ended March 31, 2006 and also announcing that the Company has engaged two investment banks with a view to refinancing its present indebtedness and expanding its credit facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: May 9, 2006	By:	/s/ Stephen R. Roark

Stephen R. Roark

Chief Financial Officer